Exhibit 99.1

ASSURANCEAMERICA CORPORATION REPORTS NET LOSS FOR THE THREE-MONTHS AND SIX- MONTHS PERIODS ENDED JUNE 30, 2011.

ATLANTA-(BUSINESSWIRE)-August 12, 2011-Atlanta-based ASSURANCEAMERICA CORPORATION (OTC BB: ASAM) today announced its unaudited financial results for the three-months and six-months periods ended June 30, 2011.

Revenues for the three-months and six-months periods ending June 30, 2011 increased by $0.5 million to $14.9 million and decreased by $0.1 million to $30.5, compared to $14.3 million and $30.6 for the same periods in 2010. The pre-tax loss on continuing operations was $3.3 million and $3.0 million for the three-months and six-months period ended June 30, 2011 compared to pre-tax earnings of $0.6 million and $2.0 million for 2010, respectively. The Company reported a net after-tax loss on continuing operations of $2.1 million and $1.9 million for the three-months and six-months ended June 30, 2011, compared to earnings of $0.3 million and $1.1 million for the three-months and six-months ended June 30, 2010.

The pre-tax loss on discontinued operations was $1.8 million and $2.1 million for the three-months and six-months period ended June 30, 2011 compared to $0.8 and $0.7 million for the same periods in 2010, respectively. The Company reported a net after-tax loss on discontinued operations of $1.7 million and $1.9 million for the three-months and six-months ended June 30, 2011. The discontinued loss relates to a loss on disposal of the Company’s Georgia retail agencies and a goodwill impairment on discontinued agency operations.

The decline in earnings from continuing operations for the three and six month period ended June 30, 2011 resulted from higher loss and loss adjustment expense of $4.4 million and $5.4 million, respectively, of which $2.9 million and $4.1 million was related to development on claims from prior years. Premiums earned improved year-over-year earnings for such periods by $0.8 million and $1.4 million, respectively, partially offset by lower ceding commission income of $0.2 million and $1.3 million.

Joseph Skruck, President and COO, stated “Increased losses from adverse claims trends in the Florida no-fault market along with high spring storm activity in several Southeastern states were the prime unfavorable contributors to our calendar year performance. We are beginning to see the positive results from our actions to strengthen rates, impose more restrictive underwriting requirements, and limiting the writing of business where fraudulent activity persists. Excluding prior year loss development, pretax earnings from continuing operations, were $(0.4) million and $1.1 million for the three and six months ended June 30, 2011.

Recently, we also divested our Georgia and Alabama agencies in order to focus on our core MGA/Carrier business.”

AssuranceAmerica focuses on the non-standard automobile insurance marketplace, primarily in Alabama, Arizona, Florida, Georgia, Indiana, Louisiana, Mississippi, South Carolina, Texas and Virginia. Its principal operating subsidiaries are TrustWay Insurance Agencies, LLC (“Agency”), which sells personal automobile insurance policies, AssuranceAmerica Managing General Agency, LLC (“MGA”), and AssuranceAmerica Insurance Company (“Carrier”).

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements”. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions, and projections. Statements that include the words “assumes”, “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from those expected by AssuranceAmerica Corporation include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio including other-than-temporary impairments for credit losses, rising loss cost trends, actions of competitors and natural disasters. AssuranceAmerica Corporation undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see AssuranceAmerican Corporation filings with the Securities and Exchange Commission.

Contact:

AssuranceAmerica Corporation, Atlanta

Sheree S. Williams, Senior Vice President and Chief Financial Officer

(770) 952-0200 Ext. 6212

Mark Hain, General Counsel, Secretary, Executive Vice President

(770) 952-0200 Ext. 6259

AssuranceAmerica Corporation also makes available an investor supplement on our website. To access the supplemental financial information, go to www.assuranceamerica.com.

ASSURANCEAMERICA CORPORATION

(Unaudited) CONSOLIDATED STATEMENTS OF OPERATIONS

(000’S OMITTED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Gross premiums written	$19,177	$21,659	$49,411	$54,038
Gross premiums ceded	(13,545)	(14,595)	(30,611)	(36,620)

Net premiums written	5,632	7,064	18,800	17,418
(Increase) decrease in unearned premiums, net of prepaid reinsurance premiums	3,654	1,376	(486)	(546)

Net premiums earned	9,286	8,440	18,314	16,872
Commission income	2,849	3,054	6,402	7,721
Managing general agent fees	2,671	2,655	5,627	5,639
Net investment income	34	204	104	336
Net investment gains (losses) on securities	27	(16)	57	(6)

Total revenue	14,867	14,337	30,504	30,562

Expenses:
Losses and loss adjustment expenses	10,232	5,878	17,187	11,836
Selling, general and administrative expenses	7,634	7,506	15,785	16,084
Stock option expense	84	124	174	214
Depreciation and amortization expense	175	144	329	282
Interest expense	4	89	7	184

Total operating expenses	18,129	13,741	33,482	28,600

Income (loss) from continuing operations before income taxes	(3,262)	596	(2,978)	1,962
Income tax benefit (expense) on continuing operations	1,206	(282)	1,076	(830)

Income (loss) from continuing operations	(2,056)	314	(1,902)	1,132

Loss from discontinued operations (including loss on disposal of $406,297)	(1,778)	(759)	(2,144)	(727)
Income tax benefit from discontinued operations	80	284	217	273

Loss from discontinued operations, net of taxes	(1,698)	(475)	(1,927)	(454)

Net income (loss)	$(3,754)	$(161)	$(3,829)	$678

Earnings (loss) Per Common Share
Basic-Income (loss) from continuing operations	$(0.031)	$0.005	$(0.029)	$0.017
Diluted-Income (loss) from continuing operations	$(0.031)	$0.005	$(0.029)	$0.017
Basic-Loss from discontinued operations	$(0.026)	$(0.007)	$(0.029)	$(0.007)
Diluted-Loss from discontinued operations	$(0.026)	$(0.007)	$(0.029)	$(0.007)
Basic-Net income (loss)	$(0.057)	$(0.002)	$(0.058)	$0.010
Diluted-Net income (loss)	$(0.057)	$(0.002)	$(0.058)	$0.010
Weighted average shares outstanding-basic	65,784,513	65,494,357	65,670,948	65,440,213
Weighted average shares outstanding-diluted	65,784,513	65,494,357	65,670,948	65,920,449

ASSURANCEAMERICA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(000’S OMITTED)

	(Unaudited) June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$1,376	$7,958
Cash restricted	504	1,803
Short-term investments	145	145
Long-term investments, at fair value (amortized cost $8,522 and $8,561)	8,672	8,631
Marketable equity securities, at fair value (cost $2,009 and $1,978)	2,342	2,243
Other long-term investments	681	727
Investment income due and accrued	86	180
Receivable from insureds	31,679	33,120
Reinsurance recoverable (including $17,240 and $10,603 on paid losses)	46,437	34,013
Prepaid reinsurance premiums	21,177	23,644
Deferred acquisition costs	2,426	2,286
Property and equipment (net of accumulated depreciation of $3,540 and $3,260)	1,942	1,838
Other receivables	1,098	384
Prepaid expenses	389	541
Security deposits	34	33
Assets of discontinued operations	209	2,004
Assets of business held for sale	4,682	6,289
Prepaid income tax	166	107
Deferred tax assets	3,064	1,838

Total assets	$127,109	$127,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$6,077	$6,771
Unearned premium	32,228	34,217
Unpaid losses and loss adjustment expenses	42,699	33,311
Reinsurance payable	28,518	29,427
Provisional commission reserve	2,108	3,290
Funds withheld from reinsurers	575	1,875
Liabilities of discontinued operations	236	216
Liabilities of business held for sale	1,294	1,810
Revolving line of credit	1,500	1,500
Notes and interest payable	148	175

Total liabilities	115,383	112,592

Commitments and Contingencies
Common stock, $.01 par value (authorized 120,000 and outstanding 65,811 and 65,494)	658	655
Surplus-paid in	18,142	17,875
Accumulated deficit	(7,376)	(3,547)
Accumulated other comprehensive gains:
Net unrealized gains on investment securities, net of taxes	302	209

Total stockholders’ equity	11,726	15,192

Total liabilities and stockholders’ equity	$127,109	$127,784